Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-148675) February 15, 2008 of Community Bankers Acquisition Corporation of our report dated April 13, 2007 relating to our audits of the consolidated financial statements of Transcommunity Financial Corporation, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Joint Proxy Statement/Prospectus.
                               /s/ McGladrey & Pullen, LLP
Richmond, Virginia
February 14, 2008